Exhibit 99.1

Extra Space Storage Inc. PHONE (801) 562-5556 FAX (801) 562-5579 2795 East Cottonwood Parkway, Suite 400 Salt Lake City, Utah 84121 www.extraspace.com

FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports Second Quarter 2009 Results

Obtains $97 Million of Debt Financing, Repurchases Exchangeable Senior Notes and Announces New Joint Venture

SALT LAKE CITY, Utah, August  3, 2009 — Extra Space Storage Inc. (NYSE: EXR), the second largest owner and operator of self-storage properties in the United States, announced today operating results for the three and six months ended June 30, 2009.

Highlights for the Three Months Ended June 30, 2009:

•                  Achieved funds from operations (“FFO”) of $0.07 per diluted share including development dilution of $0.02 per share.  FFO was $0.24 per diluted share after adjusting to exclude a $0.06 per share gain on repurchase of exchangeable senior notes, a $0.22 per share charge attributable to the wind down of the Company’s development program and $0.01 per share of non-cash interest charges related to the Company’s exchangeable senior notes.

•                  Same-store revenue and net operating income (“NOI”) at the Company’s 252 same-stores decreased by 3.0% and 2.8%, respectively, when compared to the three months ended June 30, 2008.

•                  Closed $96.6 million of debt financing during the quarter and an additional $48.3 million subsequent to quarter end.  With the closing of these loans the Company currently has the capacity to satisfy all debt maturities through 2011.

•                  Repurchased $43.0 million principal amount of exchangeable senior notes resulting in a gain on early extinguishment of debt of approximately $5.1 million, or $0.06 per share.  The gain includes $0.03 per share of non-cash charges related to the write-off of the discount associated with the repurchased exchangeable senior notes.

•                  Announced a new joint venture with an affiliate of Harrison Street Real Estate Capital, LLC (“HSRE”) in which the Company will contribute 42 properties and receive $62.4 million in cash and a 20% interest in the joint venture.  The joint venture is subject to customary closing conditions and is currently expected to close late in the third quarter or in the fourth quarter of 2009.

•                  Initiated the wind down of the Company’s development program. As a result of the decision, the Company incurred charges totaling $20.2 million, or $0.22 per share.

Spencer F. Kirk, Chairman and CEO of Extra Space Storage Inc., stated:  “Extra Space has improved its capital position appreciably, with the announcement of the new joint venture with Harrison Street, the winding down of our development program and significant progress in obtaining debt financing to satisfy our upcoming debt maturities through 2011.  The operating environment remains challenging but we remain steadfast in our efforts to retain occupancy, optimize revenue and control expenses.”

FFO Per Share:

On January 1, 2009, the Company adopted FASB Staff Position No. APB 14-1 (“APB 14-1”), which requires companies to expense certain implied costs of the option value related to convertible debt.  Retrospective adoption of this accounting standard has resulted in the restatement of certain prior period numbers.

The Company’s FFO for the three months ended June 30, 2009 was $0.07 per diluted share including development dilution of $0.02 per share.  FFO was $0.24 per diluted share after adjusting to exclude a $0.06 per share gain on repurchase of exchangeable senior notes, a $0.22 per share charge attributable to the wind down of the Company’s development program and $0.01 per share of non-cash interest charges related to the Company’s exchangeable senior notes.  This compares to FFO per diluted share for the three months ended June 30, 2008, including development dilution of $0.01 per share, of $0.24 per diluted share.  After adjusting to exclude a $0.02 per share charge from unrecovered acquisition costs and $0.01 per share of non-cash interest charges related to the Company’s exchangeable senior notes, FFO was $0.27 per diluted share for the three months ended June 30, 2008.

FFO for the six months ended June 30, 2009 was $0.54 per diluted share including development dilution of $0.04 per share.  FFO was $0.47 per diluted share after adjusting to exclude a $0.30 per share gain on repurchase of exchangeable senior notes, a $0.22 per share charge attributable to the wind down of the Company’s development program and $0.01 per share of non-cash interest charges related to the Company’s exchangeable senior notes.  This compares to FFO per diluted share for the six months ended June 30, 2008, including development dilution of $0.04 per share, of $0.48 per diluted share.  After adjusting to exclude a $0.02 per share charge from unrecovered acquisition costs and $0.03 per share of non-cash interest charges related to the Company’s exchangeable senior notes, FFO was $0.53 per diluted share.

FFO is a supplemental non-GAAP financial measure used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and a definition of FFO are included at the end of this release.

Operating Results:

Total revenues for the three months ended June 30, 2009 were $69.1 million compared to $67.3 million for the three months ended June 30, 2008.  Total expenses for the three months ended June 30, 2009 were $66.7 million compared to $45.5 million for the three months ended June 30, 2008.  Interest expense, including non-cash interest charges relating to the Company’s exchangeable senior notes, was $16.4 million compared to $17.0 million for the three months ended June 30, 2008.  Net loss for the three months ended June 30, 2009 was $6.7 million compared to net income of $8.3 million for the three months ended June 30, 2008.  Net loss for the three months ended June 30, 2009 was primarily related to the Company’s $20.2 million development wind down charge.

Total revenues for the six months ended June 30, 2009 were $138.3 million compared to $133.0 million for the six months ended June 30, 2008.  Total expenses for the six months ended June 30, 2009 were $114.0 million compared to $89.0 million for the six months ended June 30, 2008.  Interest expense, including non-cash interest charges relating to the Company’s exchangeable senior notes, was $33.0 million compared to $34.4 million for the six months ended June 30, 2008.  Net income for the six months ended June 30, 2009 was $24.1 million compared to $14.4 million for the six months ended June 30, 2008.  Net income for the six months ended June 30, 2009 was decreased due to the Company’s $20.3 million development wind down charge.

Same-Store Property Performance:

The Company’s same-store stabilized properties for the three and six months ended June 30, 2009 and 2008 consisted of 252 properties that were wholly-owned and operated and that were stabilized by the first day of each period.   The Company considers a property to be stabilized once it has been open three years or has sustained average square foot occupancy of 80.0% or more for one calendar year.  Same-store results provide information relating to property operations without the effects of acquisitions or completed developments and should not be used as a basis for future same-store performance or for the performance of the Company’s properties as a whole.

For the three months ended June 30, 2009, the Company’s same-store revenue and NOI decreased by 3.0% and 2.8%, respectively, when compared to the three months ended June 30, 2008.  The decrease in same-store rental revenue was due to lower occupancy and decreased rental rates to incoming customers.  The Company’s same-store expenses decreased by 3.2% when compared to the three months ended June 30, 2008 due to lower advertising, insurance and payroll costs.

Balance Sheet:

During the second quarter, the Company obtained $96.6 million of financing consisting of eight loans secured by 17 operating properties totaling $88.6 million and two construction loans totaling $8.0 million.  Subsequent to the end of the quarter, the Company completed an additional $48.3 million of debt financing consisting of three loans secured by 10 operating properties totaling $41.2 million and one construction loan of $7.1 million.

As of June 30, 2009, the Company’s total debt, including notes payable, notes payable to trusts, exchangeable senior notes and lines of credit, was $1.4 billion, compared to $1.3 billion at June 30, 2008.  Total cash as of June 30, 2009 was $131.6 million.  The Company’s percentage of total fixed rate debt to total debt was 84.4%. The weighted average interest rate was 5.4% for fixed rate debt and 2.1% for variable rate debt with a combined weighted average interest rate of 4.9% as of June 30, 2009.

Repurchase of Exchangeable Senior Notes:

During the second quarter, the Company repurchased $43.0 million principal amount of exchangeable senior notes resulting in a gain on early extinguishment of debt of approximately $5.1 million, or $0.06 per share.  The gain includes $2.3 million, or $0.03 per share, of non-cash charges related to the write-off of the discount associated with the repurchased exchangeable senior notes as required by APB 14-1.

Harrison Street Joint Venture:

The Company entered into a definitive agreement to contribute 42 of its wholly-owned properties into a newly formed joint venture with HSRE.  HSRE will contribute approximately $62.4 million in cash to the joint venture in return for an 80.0% ownership interest in the joint venture.  The joint venture will assume approximately $213.0 million of debt which is secured by the properties.  The

Company will receive approximately $62.4 million in cash and a 20.0% interest in the joint venture for its contribution of the properties and will continue the day-to-day operations of the properties for a 6.0% management fee.  The joint venture transaction is subject to the satisfaction of customary closing conditions and is currently expected to close late in the third quarter or in the fourth quarter of 2009.

Development Program Wind Down:

During the quarter, the Company initiated the wind down of its development program due to the scarcity of reasonably priced financing and the Company’s need to preserve capital. As a result of the decision, the Company incurred charges of $20.2 million, or $0.22 per share, in the quarter.

Outlook:

The Company currently estimates that fully diluted FFO per share adjusted for the three months ending September 30, 2009 will be between $0.20 and $0.23 including lease-up dilution of $0.02 per share. For the year ending December 31, 2009, the Company currently estimates that fully diluted FFO per share adjusted will be between $0.85 and $0.92 including lease-up dilution of $0.07 per share.  FFO estimates for the quarter and the year are fully diluted for an estimated average number of shares and Operating Partnership units (“OP units”) outstanding during the year.  The Company’s estimates are forward-looking and based on management’s view of current and future market conditions.  The Company’s actual results may differ materially from these estimates, which include the following annual assumptions:

•

Excludes gains on extinguishment of exchangeable senior notes of approximately $27.6 million, non-cash charges associated with exchangeable senior notes of between $2.6 million and $3.0 million and charges of $20.3 million attributable to the wind down of the Company’s development program.

•	Excludes dilution associated with HSRE joint venture. Upon closing, dilution of between $1.8 million and $2.2 million per quarter is expected.

•	Same-store property revenue decline, including tenant reinsurance income, between (3.0%) and (5.0%).

•	Same-store property expense growth between 0.0% and 2.0%.

•	Same-store property NOI decline, including tenant reinsurance income, between (5.0%) and (7.0%).

•	Net tenant reinsurance income between $13.0 million and $15.0 million.

•	General and administrative expenses, net of development fees, between $41.0 million and $42.0 million, including non-cash compensation expense of approximately $3.5 million.

•	Average monthly cash balance of approximately $150.0 million.

•	Equity in earnings of between $6.0 million and $8.0 million.

•	Interest expense between $68.0 million and $71.0 million.

•	Weighted average LIBOR of 1.0%.

•	Weighted average number of outstanding shares, including OP units, of approximately 91.7 million.

•	Dilution associated with the Company’s development program of between $6.0 million and $7.0 million.

•	Taxes associated with the Company’s taxable REIT subsidiary of between $2.4 million and $2.8 million.

Supplemental Financial Information:

Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Click on the “Investor Relations” link at the bottom of the home page, then on “Financial Reports,” then on the tab “Quarterly and Other Reports” in the middle of the page and the document entitled “Q2 2009 Supplemental Financial Information.”  This supplemental information provides investors additional detail on items that include property occupancy and financial performance by portfolio and market, debt maturity schedules, and performance and progress of property development.

Conference Call:

Extra Space Storage Inc. will host a conference call at 1:00 p.m. Eastern Time on Tuesday, August 4, 2009 to discuss its financial results for the three and six months ended June 30, 2009.  The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company’s website at www.extraspace.com and then by clicking on the “Investor Relations” link at the bottom of the home page.  To listen to the live call, please go to the website at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. A digital replay will be available on Tuesday, August 4, 2009 at 4:00 p.m. Eastern Time through Tuesday, August 18, 2009 at midnight Eastern Time. To access the replay, dial 888-286-8010 and enter passcode 31907669.  International callers should dial 617-801-6888 and enter the same passcode.

Forward-Looking Statements:

Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.  There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release.  Any forward looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Such factors include, but are not limited to:

•	changes in general economic conditions and in the markets in which we operate;

•	the effect of competition from new self-storage facilities or other storage alternatives, which could cause rents and occupancy rates to decline;

•	potential liability for uninsured losses and environmental contamination;

•

difficulties in our ability to evaluate, finance and integrate acquired and developed properties into our existing operations and to lease up those properties, which could adversely affect our profitability;

•

the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing REITs, which could increase our expenses and reduce our cash available for distribution;

•	recent disruptions in credit and financial markets and resulting difficulties in raising capital at reasonable rates or at all, which could impede our ability to grow;

•	the possibility that the HSRE joint venture transaction may not close on the terms described in this release, or at all, or that the expected benefits from the transaction may not be realized;

•	delays in the development and construction process, which could adversely affect our profitability;

•	economic uncertainty due to the impact of war or terrorism, which could adversely affect our business plan; and

•	our ability to attract and retain qualified personnel and management members.

All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Notes to Financial Information:

The Company operates as a self-managed and self-administered real estate investment trust, or REIT. Readers are encouraged to find further detail regarding Extra Space Storage’s organizational structure in its Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the SEC.

Definition of FFO:

FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income (loss) and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net earnings. Net earnings assume that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses.  The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets.  FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income (loss) computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains or losses on sales of operating properties, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income (loss) and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements.

For informational purposes, the Company provides FFO adjusted for the exclusion of gains from early extinguishment of debt, non-recurring write-downs and non-cash interest charges related to APB 14-1.  Although the Company’s calculation of FFO as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance.  The Company believes that by excluding gains from early extinguishment of debt, non-recurring write-downs and non-cash charges related to APB 14-1, stockholders and potential investors are presented with an indicator of its operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.  FFO as adjusted by the Company should not be considered a replacement of the NAREIT definition of FFO or used as an alternative to net income (loss) as an indication of the Company’s performance, as an alternative to net cash flow from operating activities, as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (loss) as an indication of the Company’s performance, as an alternative to net cash flow from operating activities, as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

About Extra Space Storage Inc.:

At June 30, 2009, the Company operated or had ownership interests in 738 operating properties, 281 of which were wholly-owned and consolidated, four of which were held in joint ventures and consolidated, 343 of which were held in joint ventures and accounted for using the equity method, and 110 of which were managed and in which the Company held no ownership interest.  This compares to June 30, 2008, at which time the Company operated or had ownership interests in 673 operating properties, 263 of which were wholly-owned and consolidated, two of which were held in joint ventures and consolidated, 345 of which were held in joint ventures and accounted for using the equity method, and 63 of which were managed and in which the Company held no ownership interest.  Results for both periods include equity in earnings of real estate joint ventures, management fees, tenant reinsurance and other income.

Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a fully integrated, self-administered and self-managed real estate investment trust that owns and/or operates 738 self-storage properties in 33 states and Washington, D.C. The Company’s properties comprise approximately 495,000 units and over 53 million square feet of rentable space. The Company is the second largest owner and/or operator of self-storage properties in the United States.

For Information:

James Overturf	Mark Collinson
Extra Space Storage Inc.	CCG Investor Relations
(801) 365-4501	(310) 477-9800

— Financial Tables Follow —

FFO and FFO — Adjusted for the Three and Six Months Ended June 30, 2009 — Unaudited
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net income (loss) attributable to common stockholders	$(7,541)	$6,497	$20,078	$10,832

Adjustments:
Real estate depreciation	11,554	9,975	22,984	19,735
Amortization of intangibles	725	1,159	1,248	2,437
Joint venture real estate depreciation and amortization	1,414	1,058	2,809	2,110
Joint venture loss on sale of properties	188	—	188	—
Distributions paid on Preferred Operating Partnership units	(1,437)	(1,437)	(2,875)	(2,875)
Income allocated to Operating Partnership noncontrolling interests	1,082	1,963	4,473	3,808

Funds from operations	$5,985	$19,215	$48,905	$36,047

Adjustments:
Non-cash interest expense related to amortization of discount on exchangeable senior notes	$563	$1,059	$1,404	$2,088
Gain on repurchase of exchangeable senior notes	(5,093)	—	(27,576)	—
Unrecovered development and acquisition costs	18,801	1,428	18,883	1,592
Severance costs associated with wind-down of development program	1,400	—	1,400	—

Funds from operations - adjusted	$21,656	$21,702	$43,016	$39,727

Diluted funds from operations per share	$0.07	$0.24	$0.54	$0.48
Diluted funds from operations per share - adjusted	$0.24	$0.27	$0.47	$0.53

Weighted average number of shares - diluted	91,607,503	79,572,767	91,375,416	75,646,629

Reconciliation of the Company’s Calculation of FFO Per Diluted Share to GAAP Net Income (Loss) Per Diluted Share for the Three and Six Months Ended June 30, 2009 and 2008 — Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net income (loss) attributable to common stockholders per diluted share	$(0.09)	$0.09	$0.23	$0.15

Adjustments:
Real estate depreciation	0.13	0.13	0.25	0.26
Amortization of intangibles	0.01	0.01	0.01	0.03
Joint venture real estate depreciation and amortization	0.02	0.01	0.03	0.03
Joint venture loss on sale of properties	0.01	—	—	—
Distributions paid on Preferred Operating Partnership units	(0.02)	(0.02)	(0.03)	(0.04)
Income allocated to Operating Partnership noncontrolling interests	0.01	0.02	0.05	0.05
Diluted funds from operations per share	$0.07	$0.24	$0.54	$0.48

Adjustments:
Non-cash interest expense related to amortization of discount on exchangeable senior notes	$0.01	$0.01	$0.01	$0.03
Gain on repurchase of exchangeable senior notes	(0.06)	—	(0.30)	—
Unrecovered development and acquisition costs	0.20	0.02	0.21	0.02
Severance costs associated with wind-down of development program	0.02	—	0.01	—
Diluted funds from operations per share - adjusted	$0.24	$0.27	$0.47	$0.53

252 Same-Store Property Performance for the Three and Six Months Ended June 30, 2009 and 2008 — Unaudited
(In thousands, except occupancy and property counts.  Revenues and expenses include tenant reinsurance.)

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2009	2008	Change	2009	2008	Change
Same-store rental and tenant reinsurance revenues	$56,277	$57,988	(3.0)%	$113,388	$115,116	(1.5)%
Same-store operating and tenant reinsurance expenses	19,357	20,002	(3.2)%	40,001	40,255	(0.6)%
Same-store net operating income	36,920	37,986	(2.8)%	73,387	74,861	(2.0)%

Non same-store rental and tenant reinsurance revenues	7,513	3,877	93.8%	14,430	7,251	99.0%
Non same-store operating and tenant reinsurance expenses	3,681	2,231	65.0%	7,165	3,781	89.5%

Total rental and tenant reinsurance revenues	63,790	61,865	3.1%	127,818	122,367	4.5%
Total operating and tenant reinsurance expenses	23,038	22,233	3.6%	47,166	44,036	7.1%

Same-store square foot occupancy as of quarter end	84.3%	87.0%		84.3%	87.0%

Properties included in same-store	252	252		252	252

Reconciliation of the Range of Estimated Fully Diluted Net Income Per Share to Estimated Fully Diluted FFO Per Share for the Three Months Ending September 30, 2009 and the Year Ending December 31, 2009 — Unaudited

	Three Months Ended September 30, 2009		Year Ended December 31, 2009
	Low End	High End	Low End	High End
Net income	$0.04	$0.07	$0.30	$0.37
Income allocated to Operating Partnership minority interest	0.01	0.01	0.05	0.05
Net income attributable to common stockholders per diluted share	0.05	0.08	0.35	0.42

Adjustments:
Real estate depreciation	0.13	0.13	0.50	0.50
Amortization of intangibles	0.01	0.01	0.03	0.03
Joint venture real estate depreciation and amortization	0.02	0.02	0.07	0.07
Joint venture loss on sale of properties	—	—	0.01	0.01
Distributions paid on Preferred Operating Partnership units	(0.02)	(0.02)	(0.06)	(0.06)
Diluted funds from operations per share	$0.19	$0.22	$0.90	$0.97

Adjustments:
Non-cash interest expense related to amortization of discount on exchangeable senior notes	$0.01	$0.01	$0.03	$0.03
Gain on repurchase of exchangeable senior notes	—	—	(0.30)	(0.30)
Unrecovered development and acquisition costs	—	—	0.21	0.21
Severance costs associated with wind-down of development program	—	—	0.01	0.01
Diluted funds from operations per share - adjusted	$0.20	$0.23	$0.85	$0.92

Consolidated Balance Sheets

(In thousands, except share data)

	June 30, 2009	December 31, 2008
	(unaudited)
Assets:
Real estate assets:
Net operating real estate assets	$1,940,232	$1,938,922
Real estate under development	89,310	58,734
Net real estate assets	2,029,542	1,997,656

Investments in real estate ventures	132,272	136,791
Cash and cash equivalents	131,551	63,972
Restricted cash	40,927	38,678
Receivables from related parties and affiliated real estate joint ventures	5,666	11,335
Other assets, net	42,486	42,576
Total assets	$2,382,444	$2,291,008

Liabilities, Noncontrolling Interests and Equity:
Notes payable	$1,065,502	$943,598
Notes payable to trusts	119,590	119,590
Exchangeable senior notes	95,163	209,663
Discount on exchangeable senior notes	(5,070)	(13,031)
Lines of credit	100,000	27,000
Accounts payable and accrued expenses	34,462	35,128
Other liabilities	26,823	22,267
Total liabilities	1,436,470	1,344,215

Commitments and contingencies

Equity:
Extra Space Storage Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 86,432,978 and 85,790,331 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	864	858
Paid-in capital	1,132,073	1,130,964
Accumulated other comprehensive income	189	—
Accumulated deficit	(254,500)	(253,052)
Total Extra Space Storage Inc. stockholders’ equity	878,626	878,770
Noncontrolling interest represented by Preferred Operating Partnership units, net of $100,000 note receivable	29,891	29,837
Noncontrolling interest in Operating Partnership	35,866	36,628
Other noncontrolling interests	1,591	1,558
Total noncontrolling interests and equity	945,974	946,793
Total liabilities, noncontrolling interests and equity	$2,382,444	$2,291,008

Consolidated Statement of Operations for the Three Months Ended June 30, 2009 and June 30, 2008 — Unaudited
(In thousands, except share and per share data)

	Three Months Ended June 30,
	2009	2008

Revenues:
Property rental	$58,705	$57,885
Management and franchise fees	5,275	5,343
Tenant reinsurance	5,085	3,980
Other income	3	128
Total revenues	69,068	67,336

Expenses:
Property operations	21,567	20,863
Tenant reinsurance	1,471	1,370
Unrecovered development and acquisition costs	18,801	1,428
Severance costs associated with wind-down of development program	1,400	—
General and administrative	10,615	10,183
Depreciation and amortization	12,840	11,697
Total expenses	66,694	45,541

Income before interest, equity in earnings of real estate ventures, gain on repurchase of exchangeable senior notes, and income tax expense	2,374	21,795

Interest expense	(15,816)	(15,962)
Non-cash interest expense related to amortization of discount on exchangeable senior notes	(563)	(1,059)
Interest income	321	870
Interest income on note receivable from Preferred Operating Partnership unit holder	1,212	1,212
Equity in earnings of real estate ventures	1,641	1,373
Gain on repurchase of exchangeable senior notes	5,093	—
Income tax expense	(943)	113
Net income (loss)	(6,681)	8,342
Net income allocated to Preferred Operating Partnership noncontrolling interests	(1,369)	(1,539)
Net (income) loss allocated to Operating Partnership and other noncontrolling interests	509	(306)
Net income (loss) attributable to common stockholders	$(7,541)	$6,497

Net income (loss) per common share
Basic	$(0.09)	$0.09
Diluted	$(0.09)	$0.09

Weighted average number of shares
Basic	86,397,618	73,900,524
Diluted	91,607,503	79,572,767

Cash dividends paid per common share	$—	$0.25

Consolidated Statement of Operations for the Six Months Ended June 30, 2009 and June 30, 2008 — Unaudited
(In thousands, except share and per share data)

	Six Months Ended June 30,
	2009	2008

Revenues:
Property rental	$118,114	$114,909
Management and franchise fees	10,494	10,420
Tenant reinsurance	9,704	7,458
Other income	10	256
Total revenues	138,322	133,043

Expenses:
Property operations	44,434	41,504
Tenant reinsurance	2,732	2,532
Unrecovered development and acquisition costs	18,883	1,592
Severance costs associated with wind-down of development program	1,400	—
General and administrative	21,213	20,062
Depreciation and amortization	25,363	23,278
Total expenses	114,025	88,968

Income before interest, equity in earnings of real estate ventures, gain on repurchase of exchangeable senior notes, loss on sale of investments available for sale and income tax expense	24,297	44,075

Interest expense	(31,611)	(32,316)
Non-cash interest expense related to amortization of discount on exchangeable senior notes	(1,404)	(2,088)
Interest income	853	1,295
Interest income on note receivable from Preferred Operating Partnership unit holder	2,425	2,425
Equity in earnings of real estate ventures	3,536	2,595
Gain on repurchase of exchangeable senior notes	27,576	—
Loss on sale of investments available for sale	—	(1,415)
Income tax expense	(1,591)	(187)
Net income	24,081	14,384
Net income allocated to Preferred Operating Partnership noncontrolling interests	(3,175)	(3,057)
Net income allocated to Operating Partnership and other noncontrolling interests	(828)	(495)
Net income attributable to common stockholders	$20,078	$10,832

Net income per common share
Basic	$0.23	$0.15
Diluted	$0.23	$0.15

Weighted average number of shares
Basic	86,170,270	70,034,123
Diluted	91,375,416	75,646,629

Cash dividends paid per common share	$0.25	$0.50